UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 9, 2015

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

Phillip P. Chan

On July 14, 2015, CytoSorbents Corporation, through its wholly-owned subsidiary CytoSorbents, Inc. (together with CytoSorbents Corporation, the “Company”), entered into an executive employment agreement (the “Chan Agreement”) with Phillip P. Chan, the Company’s President and Chief Executive Officer. The Chan Agreement has an initial term of three (3) years, and is retroactively effective as of January 1, 2015. Under the Chan Agreement, Dr. Chan will receive an annual base salary of $325,000 and reimbursement for certain travel expenses in the amount of $12,000 per year. The Chan Agreement also provides for terms of benefits afforded to Dr. Chan, including the ability to participate in various group insurance plans, reimbursement for reasonable business expenses, liability insurance, vacation time and bonuses, and provides for a full “gross-up” of any excise taxes payable under IRC Section 4999 for any payments or benefits received under the Chan Agreement.

In addition, the Chan Agreement provides for benefits if Dr. Chan’s employment is terminated under certain circumstances. In the event the Company terminates Dr. Chan’s employment without Cause or if he voluntarily terminates his employment for Good Reason, Dr. Chan will receive, following the execution and effectiveness of a release of claims in favor of the Company, (i) accrued but unpaid base salary and vacation through the Termination Date; (ii) severance in an amount, payable in equal installments in accordance with the Company’s regular payroll practices, equal to three (3) weeks’ base salary for every full year Dr. Chan was employed by the Company, with a minimum of six (6) months and a maximum of twelve (12) months; (iii) full payment of COBRA premiums until the earlier of (x) twelve (12) months or (y) until Dr. Chan becomes eligible to participate in another employer’s group health plan; and (iv) acceleration of the vesting of all stock option and/or restricted stock granted to Dr. Chan, which stock options shall remain exercisable (x) until the expiration date noted in the applicable stock option agreements, with respect to stock options granted to Dr. Chan prior to July 14, 2015 and (y) ninety (90) days from the Termination Date, with respect to stock options granted to Dr. Chan on or after July 14, 2015.

In the event that, within twelve (12) months of a Change in Control, Dr. Chan terminates his employment for Good Reason or the Company terminates Dr. Chan’s employment without Cause, Dr. Chan will receive, following the execution and effectiveness of a release of claims in favor of the Company, (i) accrued but unpaid base salary and vacation through the Termination Date; (ii) severance in an amount, payable in a lump sum, equal to twelve (12) months’ base salary; and (iii) full payment of COBRA premiums until the earlier of (x) twelve (12) months or (y) until Dr. Chan becomes eligible to participate in another employer’s group health plan.

Kathleen P. Bloch

On July 14, 2015, the Company entered into an executive employment agreement (the “Bloch Agreement”) with Kathleen P. Bloch, the Company’s Chief Financial Officer. Upon entering into the Bloch Agreement, Ms. Bloch’s prior employment agreement with the Company, dated as of May 7, 2014, was terminated and of no further force and effect.

The Bloch Agreement has an initial term of three (3) years, and is retroactively effective as of January 1, 2015. Under the Bloch Agreement, Ms. Bloch will receive an annual base salary of $235,000, up to forty (40) hours of paid time off each calendar year for attendance at continuing education programs, and reimbursement for the cost of attending CE programs up to a maximum amount of $1,000 per year, prorated for partial years. The Bloch Agreement also provides for terms of benefits afforded to Ms. Bloch, including the ability to participate in various group insurance plans, reimbursement for reasonable business expenses, liability insurance, vacation time and bonuses, and provides for a full “gross-up” of any excise taxes payable under IRC Section 4999 for any payments or benefits received under the Bloch Agreement.

In addition, the Bloch Agreement provides for benefits if Ms. Bloch’s employment is terminated under certain circumstances. In the event the Company terminates Ms. Bloch’s employment without Cause or if she voluntarily terminates her employment for Good Reason, Ms. Bloch will receive, following the execution and effectiveness of a release of claims in favor of the Company, (i) accrued but unpaid base salary and vacation through the Termination Date; (ii) severance in an amount, payable in equal installments in accordance with the Company’s regular payroll practices, equal to three (3) weeks’ base salary for every full year Ms. Bloch was employed by the Company, with a minimum of six (6) months and a maximum of twelve (12) months; (iii) full payment of COBRA premiums until the earlier of (x) twelve (12) months or (y) until Ms. Bloch becomes eligible to participate in another employer’s group health plan; and (iv) acceleration of the vesting of all stock option and/or restricted stock granted to Ms. Bloch, which stock options shall remain exercisable (x) until the expiration date noted in the applicable stock option agreements, with respect to stock options granted to Ms. Bloch prior to July 14, 2015 and (y) ninety (90) days from the Termination Date, with respect to stock options granted to Ms. Bloch on or after July 14, 2015.

In the event that, within twelve (12) months of a Change in Control, Ms. Bloch terminates her employment for Good Reason or the Company terminates Ms. Bloch’s employment without Cause, Ms. Bloch will receive, following the execution and effectiveness of a release of claims in favor of the Company, (i) accrued but unpaid base salary and vacation through the Termination Date; (ii) severance in an amount, payable in a lump sum, equal to nine (9) months’ base salary; and (iii) full payment of COBRA premiums until the earlier of (x) twelve (12) months or (y) until Ms. Bloch becomes eligible to participate in another employer’s group health plan.

Vincent Capponi

On July 14, 2015, the Company entered into an executive employment agreement (the “Capponi Agreement”) with Vincent Capponi, the Company’s Chief Operating Officer. The Capponi Agreement has an initial term of three (3) years, and is retroactively effective as of January 1, 2015. Under the Capponi Agreement, Mr. Capponi will receive an annual base salary of $270,000. The Capponi Agreement also provides for terms of benefits afforded to Mr. Capponi, including the ability to participate in various group insurance plans, reimbursement for reasonable business expenses, liability insurance, vacation time and bonuses, and provides for a full “gross-up” of any excise taxes payable under IRC Section 4999 for any payments or benefits received under the Capponi Agreement.

In addition, the Capponi Agreement provides for benefits if Mr. Capponi’s employment is terminated under certain circumstances. In the event the Company terminates Mr. Capponi’s employment without Cause or if he voluntarily terminates his employment for Good Reason, Mr. Capponi will receive, following the execution and effectiveness of a release of claims in favor of the Company, (i) accrued but unpaid base salary and vacation through the Termination Date; (ii) severance in an amount, payable in equal installments in accordance with the Company’s regular payroll practices, equal to three (3) weeks’ base salary for every full year Mr. Capponi was employed by the Company, with a minimum of six (6) months and a maximum of twelve (12) months; (iii) full payment of COBRA premiums until the earlier of (x) twelve (12) months or (y) until Mr. Capponi becomes eligible to participate in another employer’s group health plan; and (iv) acceleration of the vesting of all stock option and/or restricted stock granted to Mr. Capponi, which stock options shall remain exercisable (x) until the expiration date noted in the applicable stock option agreements, with respect to stock options granted to Mr. Capponi prior to July 14, 2015 and (y) ninety (90) days from the Termination Date, with respect to stock options granted to Mr. Capponi on or after July 14, 2015.

In the event that, within twelve (12) months of a Change in Control, Mr. Capponi terminates his employment for Good Reason or the Company terminates Mr. Capponi’s employment without Cause, Mr. Capponi will receive, following the execution and effectiveness of a release of claims in favor of the Company, (i) accrued but unpaid base salary and vacation through the Termination Date; (ii) severance in an amount, payable in a lump sum, equal to three (3) weeks’ base salary for every full year Mr. Capponi was employed by the Company, with a minimum of six (6) months and a maximum of twelve (12) months; and (iii) full payment of COBRA premiums until the earlier of (x) twelve (12) months or (y) until Mr. Capponi becomes eligible to participate in another employer’s group health plan.

The foregoing summaries of the Chan Agreement, the Bloch Agreement, and the Capponi Agreement (together, the “Agreements”) do not purport to be complete and are subject to, and are qualified in their entirety by, each of the Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, and which are incorporated herein by reference. Capitalized terms used above without definition have the meanings given such terms in the Agreements.

Resignation of James T. Gunton

On July 9, 2015, James T. Gunton notified the Company’s Board of Directors (the “Board”) that he was resigning from the Board and all committees thereof, effective July 9, 2015. Mr. Gunton’s resignation was not due to any disagreements between Mr. Gunton and the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Michael G. Bator

On July 14, 2015, the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, unanimously appointed Michael G. Bator to serve as a member of the Board effective July 14, 2015 and to serve as a member of the Compensation Committee of the Board, filling, in both instances, the vacancies created by the resignation of Mr. Gunton. On July 15, 2015, the Company issued a press release announcing the appointment of Mr. Bator to the Board. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Mr. Bator has been the Chief Financial Officer of Trek Therapeutics, a private pharmaceutical company, since April 2015. Mr. Bator is also the founder and partner of Certus Advisory, a consulting firm he founded in February 2015. From 2000 until February 2015, Mr. Bator has held several positions with Jennison Associates, a United States mutual and pension fund management company, where he was most recently Managing Director, Healthcare Research. Prior to that time, he worked in management consulting with Cambridge Pharma Consultancy, Lexington Strategy, and The Boston Consulting Group.

Since March 2015, Mr. Bator has served on the board of directors of 3DBio Corporation, a private company focused on bioprinted cartilage implants used in reconstructive and orthopedic surgery. Mr. Bator received his MBA in Finance from Wharton Business School at the University of Pennsylvania, and his BA from Princeton University.

In accordance with the Company’s compensation practices with respect to independent directors of the Board, as disclosed under “Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 22, 2015, Mr. Bator will be entitled to receive an annual retainer of $10,000 for his service on the Board, and a $3,000 annual fee for his service on the Compensation Committee. On July 14, 2015, Mr. Bator was also granted an initial option (the “Initial Grant”) to purchase 6,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with a per-share exercise price equal to $6.65, the closing price of the Company’s Common Stock as reported by the NASDAQ Stock Market on the date of grant. The Initial Grant will vest as to twenty-five percent (25%) of the shares of Common Stock underlying the Initial Grant on each of the quarterly anniversaries of the grant date, subject to Mr. Bator’s continued service on the Board on such vesting dates.

There are no family relationships between Mr. Bator and any director or executive officer of the Company, and Mr. Bator was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Bator has also not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of July 14, 2015, by and between CytoSorbents Corporation, CytoSorbents Medical, Inc. and Phillip P. Chan.
10.2	Employment Agreement, dated as of July 14, 2015, by and between CytoSorbents Corporation, CytoSorbents Medical, Inc. and Kathleen P. Bloch.
10.3	Employment Agreement, dated as of July 14, 2015, by and between CytoSorbents Corporation, CytoSorbents Medical, Inc. and Vincent Capponi.
99.1	Press Release dated July 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2015	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer